Exhibit 3.6

BYLAWS

OF

ADVANCED FINANCIAL SOLUTIONS, INC.

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Oklahoma City, County of Oklahoma, State of Oklahoma.

Section 2. The corporation may also have offices at such other places both within and without the State of Oklahoma as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Meetings of shareholders for any purpose may be held at such time and place, within or without the State of Oklahoma, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of shareholders, commencing with the year 1992, shall be held on the second Tuesday in December, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they shall elect by a plurality vote by written ballot a board of directors, and transact such other business as may be properly be brought before the meeting.

Section 3. Written notice of the annual meeting, stating the place, date and hour of such meeting, shall be given to each shareholder entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of the meeting unless otherwise required by law.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held, and the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any shareholder who may be present.

Section 5. Special meetings of the shareholders, for any purposes, unless otherwise prescribed by law or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of a majority of the Board of directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Written notice of a special meeting of shareholders, stating the place, date, hour and the purpose or purposes thereof, shall be given to each shareholder entitled to vote, thereat, not less than ten (10) days before the date fixed for the meeting unless otherwise required by law.

Section 7. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented; provided, however, that if thee date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting shall be given in conformity herewith. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted at the meeting as originally notified.

Section 9. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the shares of stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholders, but no proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period, and, except where the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for directors which has been transferred on the books of the corporation within twenty (20) days preceding such election of directors.

Section 11. Any action required to or which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action by the shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole Board shall be not less than one (1) nor more than seven (7). As of July 10, 1992 the Board shall consist of two (2) directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the shareholders at the annual or a special meeting of the shareholders. Except for the election held by the incorporators and except as provided in Section 2 and in Section 14 of this Article II, the directors shall be elected at the annual meeting of shareholders. Each director elected shall hold office until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal. Directors need not be shareholders.

Section 2. Except as provided in § 14 of this Article III, vacancies and newly created directorships resulting from any increase in the authorized numbers of directors by the directors may be filled by a majority of the directors then in office, though less than a quorum, and any director so chosen shall hold office until the next annual election and until such director’s successor is duly elected and shall qualify, unless such director resigns or is removed.

Section 3. The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Oklahoma.

Section 5. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board. Five (5) days notice of all regular meetings shall be given, and such notice shall state the place, date, hour and the business to be transacted at and purpose of such meeting.

Section 6. Special meetings of the Board may be called by the President on three (3) days notice to each director either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) directors unless the corporation has at that time less than three (3) directors, in which latter event the request of only one (1) director shall be required. Notice of any special meeting shall state the place, date, hour and the business to be transacted at and the purpose of such meeting.

Section 7. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. The Board of Director may, by resolution, passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 9. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 10. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 11. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof amy be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee as the case may be, and such written consent is filed with the minutes of the Board or committee.

Section 12. The directors may be paid their expenses, if any, of attendance at such meeting of the Board of Directors and may be paid a fixed sum for attendance at such meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. The Board of Directors at any time may, by affirmative vote of a majority of the members of the Board then in office, remove any officer elected or appointed by the Board of Directors for cause or without cause.

Section 14. Any director may be removed, for cause or without cause, by a majority vote of the shareholders entitled to vote for the election of such director at any annual or special meeting of the shareholders. Upon such removal of a director, the shareholders (and not the remaining directors) shall elect a director to replace such removed director at the same shareholders’ meeting at which such removal took place or at a subsequent shareholders’ meeting.

ARTICLE IV

NOTICES

Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States Mail, postage prepaid. Notice to directors may also be given by telegram. Notice by telegram shall be deemed to be given when delivered to the sending telegraph office.

Section 2. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE V

OFFICERS

Section 1. The officers of the corporation shall be chosen by the Board of Directors and shall, at a minimum, consist of a President and a Secretary. The Board of Directors may also choose additional officers, including a Chairman or Vice-Chairman of the Board of Directors, one or more Vice-Presidents who may be classified by their specific function, a Secretary, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2. The Board of Directors at its first meeting and after each annual meeting of shareholders shall choose a President and a Secretary, and may choose such other officers and agents as it shall deem necessary.

Section 3. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

Section 4. The officers of the corporation shall hold office until their successors are chosen and qualify, until their earlier resignation or removal. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 5. The Chairman, or, in the absence of the Chairman, a Vice-Chairman of the Board of Directors, if chosen, shall preside at all meetings of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 6. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and, unless a Chairman or Vice-Chairman of the Board has been chosen, at all meetings of the Board of directors, and shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors, are carried into effect.

Section 7. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. Additionally, the Secretary shall have custody of the corporate seal of the corporation, and the Secretary or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by the Secretary’s signature.

Section 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors from time to time prescribe.

Section 11. The Treasurer, if one is chose or, if not, the Secretary, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 12. The Treasurer, if one is chosen or, if not, the Secretary, shall disburse the funds of the corporation as may be ordered by the Board of Directors’ taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions performed by the Treasurer (or Secretary, as the case may be) and of the financial condition of the corporation.

Section 13. If required by the Board of Directors, the Treasurer, if one is chosen or, if not, the Secretary, shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of a treasurer and for the restoration to the corporation, in the case of the Treasurer’s (or Secretary’s, as the case may be) death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer (or Secretary, as the case may be) belonging to the corporation.

Section 14. The Assistant Treasurer, or if there shall be more than one, the Assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers at the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFERS OF STOCK

CLOSING OF TRANSFER BOOKS AND

REGISTERED SHAREHOLDERS

Section 1. Every holder of stock in the corporation shall be entitled to have certificate, signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by the shareholder in the corporation.

Section 2. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if the person who signed the certificate was such officer, transfer agent or registrar at the date of issue.

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, advertise the same in such manner as the corporation shall require and/or to give the corporation a bond in such sum as the corporation may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Subject to transfer restrictions permitted by § 1055 of Title 18 of the Oklahoma statutes and to stop transfer orders directed in good faith by the corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the shareholders who are entitled: to notice of or to vote at any meeting of shareholders or any adjournment thereof; to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 6. The corporation shall be entitled to treat the person in whose name any share of stock is registered on the books of the corporation as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim or other interest in such shares in the part of any other person, whether or not the corporation shall have express or other notice thereof.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the corporation’s capital stock.

Section 2. There may be set apart out of any of the funds of the corporation available for dividends such amounts as the Board of directors deems proper as a reserve or reserves for working capital, depreciation, losses in value, or for any other proper corporate purpose, and the Board of Directors may increase, decrease or abolish any such reserve in the manner in which it was created.

Section 3. The Board of Directors shall present at each annual meeting and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 5. The fiscal year of the corporation shall be as fixed by the Board of Directors.

Section 6. The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary of Assistant Treasurer. The seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

Section 7. The books of account and other records of the corporation may be kept (subject to any provisions of Oklahoma law) at the principal place of business and chief executive office of the corporation.

ARTICLE VIII

INDEMNIFICATION OF OFFICERS, DIRECTORS,

EMPLOYEES AND AGENTS

To the extent and in the manner permitted by the laws of the State of Oklahoma and specifically as is permitted under § 1031 of Title 18 of the Oklahoma statutes, the corporation shall indemnity any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement.

ARTICLE IX

AMENDMENTS

The Bylaws may be amended or repealed, or new bylaws may be adopted, by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors, or at any special meeting of the shareholders or of the Board of Directors if notice of such amendment, repeal, or adoption of new bylaws be contained in the notice of such special meeting.

APPROVED AND RATIFIED as of this 10th day July, 1992, by the undersigned, constituting all of the directors (whether one or more) of the corporation.

/s/ Preston L. Farris
Preston L. Farris, Director

/s/ Jeff Summerford
Jeff Summerford, Director

AMENDMENT TO THE BYLAWS OF

ADVANCED FINANCIAL SOLUTIONS, INC.

The following amendment to Article VIII of the Bylaws of Advanced Financial Solutions, Inc. was adopted by resolution at the special meeting of the Board of Directors of Advanced Financial Solutions, Inc. on the 6th day of March, 1996 at the hour of 1:30 p.m. Article VIII of the Bylaws amended in its entirety now reads as follows:

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

Section 1. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, “Corporate Agent”), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer of the Corporation or Corporate Agent or in any other capacity while serving as a Director, officer, or Corporate Agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, or Corporate Agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contractual right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Oklahoma General Corporation Act requires, the payment of such expenses incurred by a Director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such

Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and other agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors, officers, and Corporate Agents.

Section 2. If a claim under Section 1 of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Oklahoma General Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Oklahoma General Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaws agreement, vote of stockholders or disinterested Directors, or otherwise.

Section 4. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Oklahoma General Corporation Act.

/s/ Jeff Summerford
Jeff Summerford, Secretary